Exhibit 99.1

Analyst Contact:	Mark Schlei
Sparton Corporation
Email: mschlei@sparton.com
Office: (847) 762-5812

Media Contact:	Mike Osborne
Sparton Corporation
Email: mosborne@sparton.com
Office: (847) 762-5814

Investor Contact:	John Nesbett/Jennifer Belodeau
Institutional Marketing Services
Email: jnesbett@institutionalms.com
Office: (203) 972-9200

FOR IMMEDIATE RELEASE

Sparton Corporation Reports $0.15 EPS for Fiscal 2013 Third Quarter; Fiscal

Year 2013 Results Expected to Outpace Prior Year

SCHAUMBURG, IL. — May 7, 2013 — Sparton Corporation (NYSE: SPA) today announced results for the third quarter of fiscal 2013 ended March 31, 2013. The Company reported third quarter sales of $63.9 million, or an increase of 16.0%, from $55.0 million for the third quarter of fiscal 2012. Reported net income for the third quarter of fiscal 2013 was $1.5 million or $0.15 per share, basic and $0.14 per share, diluted compared to net income of $2.0 million, or $0.20 per share, basic and diluted in the same quarter a year ago.

Cary Wood, President & CEO, commented, “The first three quarters $0.50 diluted adjusted earnings per share results were relatively even with the first three quarters of the prior year’s $0.52 diluted adjusted earnings per share. As projected last quarter, the third quarter diluted earnings per share of $0.14 fell short as compared to last year’s $0.19 adjusted earnings per share result due to lower comparative foreign sonobuoy shipments which can fluctuate from quarter to quarter. However, we continue to experience solid momentum with our new business development initiatives. In the third quarter, we launched the Conquering ComplexityTM corporate branding and marketing campaign and won 18 new programs across all business segments, with an annualized potential of $11.3 million of revenue.”

Consolidated results for the quarters ended March 31, 2013 and 2012:

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
($ in 000’s, except per share)	2013	2012	2013	2012
Net sales	$63,880	$55,048	$178,879	$162,251
Net sales excluding Onyx	51,906	55,048	160,790	162,251

Gross profit	10,042	9,161	28,663	26,241
Gross profit excluding Onyx	8,474	9,161	26,794	26,241

Operating income	2,267	3,170	7,124	8,478
Operating income excluding Onyx	2,184	3,170	7,608	8,478

Provision for income taxes	802	1,128	271	3,046

Net income	1,483	2,005	6,837	5,456
Adjusted net income	1,483	1,937	5,148	5,269

Income per share – basic	0.15	0.20	0.67	0.53
Adjusted income per share – basic	0.15	0.19	0.50	0.52

Income per share – diluted	0.14	0.20	0.67	0.53
Adjusted income per share – diluted	0.14	0.19	0.50	0.51

Adjusted EBITDA	3,937	3,618	11,001	9,931
Adjusted EBITDA excluding Onyx	2,833	3,618	9,439	9,931

Third Quarter Financial Highlights

•	Awarded 18 new business programs during the third quarter of fiscal 2013 with estimated annual revenue of $11.3 million.

•

Quarter end sales backlog of approximately $208.8 million, including approximately $32.2 million from the Company’s newly acquired business, representing 42% increase over a year ago. Excluding the newly acquired business, backlog was approximately $176.6 million representing a 20% increase over the same quarter a year ago.

•	Net sales of $12.0 million, operating income of $0.1 million and adjusted EBITDA of $1.1 million resulting from the acquired Sparton Onyx medical business.

Onyx Acquisition

On November 15, 2012, the Company completed the acquisition of Onyx EMS, LLC (“Onyx”) in a $43.25 million all-cash transaction, subject to certain post-closing adjustments, which was financed through the use of Company cash and borrowings under the Company’s new credit facility. Additional consideration of $2.19 million was paid in relation to a post-closing working capital adjustment, which was settled in the Company’s fiscal 2013 third quarter. The transaction includes an approximate $4.3 million escrowed holdback which is available to fund potential seller indemnification obligations in relation to the acquisition agreement.

Included in the Company’s and its Medical segment’s results for the three and nine months ended March 31, 2013 are net sales of approximately $12.0 million and $18.1 million, respectively, operating income (loss) of approximately $0.1 million and $(0.5) million, respectively, and adjusted EBITDA of $1.1 million and $1.6 million resulting from the acquisition of Onyx since November 15, 2012. Mr. Wood commented, “While these results have been below our initial expectations for this acquisition, we continue to remain confident that this business will be accretive to earnings and deliver sales and operating results over the next twelve months in-line with the Company’s acquisition financial modeling.”

Segment Results

Medical Device (“Medical”)

Excluding the fiscal year 2013 incremental sales from the acquisition of Onyx, legacy Medical sales were flat, increasing approximately $0.1 million as compared with the prior year quarter. Reflected within the increase is $2.3 million of increased sales to this business unit’s largest customer due to expanded demand for its programs and additional refurbishment service revenue which began in the second half of fiscal 2012. Additionally reflected is $1.1 million of increased sales to two other customers to meet increased demand for their products. Offsetting these increases were decreased sales to two customers totaling $3.6 million. Decreased sales to one customer reflect its previously announced dual sourcing of certain of its programs with the Company during fiscal 2012. Decreased sales to the other customer reflect this customer’s disengagement during fiscal 2012. Several other customers in the aggregate accounted for the remaining sales variance. Mr. Wood stated, “Medical won 11 new projects which include 6 engineering design opportunities, all with new customers to Sparton. We are pleased with the progress of the Onyx integration activities and, as anticipated through the acquisition, 8 of the 11 new projects won in the third quarter within the Medical segment came from Onyx’s business funnel.”

Excluding Onyx, the gross profit percentage on Medical sales increased to 13.9% from 13.3% for the three months ended March 31, 2013 and 2012, respectively. This improvement in margin on Medical sales primarily reflects certain favorable product mix between the two periods. Mr. Wood continued, “Medical’s gross margin improvement is, in part, indicative of the replacement of less profitable programs in the prior period with more profitable sales from newer programs.”

Excluding Onyx, selling and administrative expenses relating to the Medical segment were $1.3 million and $1.4 million for the three months ended March 31, 2013 and 2012, respectively. Excluding Onyx, Medical reported operating income of $2.4 million for the quarter ended March 31, 2013 compared to operating income of $2.0 million in the prior year quarter.

Complex Systems (“CS”)

Excluding an increase in intercompany sales of $0.5 million, CS sales to external customers for the three months ended March 31, 2013 increased $3.2 million, or 37%, as compared with the same quarter last year, due to increased sales to the majority of this segment’s customers, reflecting relative demand for each of these customers’ products. Mr. Wood commented, “Complex Systems has demonstrated significantly improved performance over the past few years and our Vietnam facility has evolved into a key strategic asset for customers. The segment won three new programs from new and existing customers during the second quarter, bringing the year-to-date new program total to 15.”

The gross profit percentage on CS sales increased to 11.5% for the three months ended March 31, 2013 compared to 7.3% for the three months ended March 31, 2012, primarily reflecting increased capacity utilization and favorable product mix between the comparative periods.

Selling and administrative expenses relating to the CS segment were $0.7 million for each of the three months ended March 31, 2013 and 2012, respectively. CS reported operating income of $1.2 million for the quarter ended March 31, 2013 compared to operating income of $0.2 million in the prior year quarter.

Defense & Security Systems (“DSS”)

DSS sales decreased approximately $6.4 million, or 33%, in the three months ended March 31, 2013 as compared with the same quarter last year, reflecting decreased sonobuoy sales to foreign governments and decreased U.S. Navy engineering sales, partially offset by increased U.S. Navy sonobuoy production in the current year quarter. Mr. Wood commented, “Foreign sonobuoy orders can fluctuate greatly and the timing of these orders can have a significant effect on DSS results either to the positive or to the negative as we experienced in the third quarter. However, we expect larger than normal domestic and foreign sonobuoy shipping volume in the fourth quarter to drive positive year over year sales compared to the prior year.”

The gross profit percentage on DSS sales decreased to 21.8% for the three months ended March 31, 2013 compared to 23.9% for the three months ended March 31, 2012. Gross profit percentage was unfavorably affected in the current year quarter by a significant decrease in foreign sonobuoy sales as compared to the prior year quarter.

Selling and administrative expenses relating to the DSS segment were $1.2 million and $1.0 million for the three months ended March 31, 2013 and 2012, respectively, primarily reflecting increased business development efforts and increased corporate allocated charges in the current fiscal quarter. The Company incurred $0.3 million of internally funded research and development expenses in each of the three months ended March 31, 2013 and 2012, respectively. DSS reported operating income of $1.3 million for the quarter ended March 31, 2013 compared to operating income of $3.3 million in the prior year quarter.

Liquidity and Capital Resources

As of March 31, 2013, the Company had $13.0 million borrowed and $52.0 million available under its new credit facility, available cash and cash equivalents of $4.4 million and performance based payments received under U.S. Navy contracts in excess of the funding of production to date under those contracts of $12.3 million. Mr. Wood commented, “Our strong capital structure has positioned us to execute on our recently announced plan to repurchase up to $3.0 million of the Company’s common stock over the next twelve months. We believe this plan demonstrates our commitment to increase shareholder value, and continues to leave the Company well capitalized to execute on current and future growth initiatives.”

Outlook

Cary Wood concluded, “We remain highly optimistic for fiscal 2013 and continue to expect year-over-year increases in revenue and profitability from our legacy business, with both enhanced by the inclusion of the Onyx results. Now that the third quarter softening issues are behind us, we expect a very strong fourth quarter and anticipate that our fiscal 2013 full-year adjusted earnings per share results will more than outpace our fiscal 2012 adjusted earnings per share of $0.91. We also continue to be pleased with the progress being made related to our 5-Year Strategic Growth Plan and look forward to finishing the year strong and carrying that momentum into fiscal 2104.”

Conference Call

Sparton will host a conference call with investors and analysts on May 8, 2013 at 10:00 a.m. CDT/11:00 a.m. EDT to discuss its fiscal year 2013 third quarter financial results, provide a general business update, and respond to investor questions. To participate, callers should dial (800) 771-6883. Participants should dial in at least 15 minutes prior to the start of the call. A Web presentation link is also available for the conference call: https://www.livemeeting.com/cc/gc_min_pro_usa/join?id=4RSNBJ&role=attend

Investors and financial analysts are invited to ask questions after the presentation is made. The presentation and a replay of the call will be available on Sparton’s Web site: http://www.sparton.com in the “Investor Relations” section for up to two years after the conference call.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), Sparton Corporation has provided non-GAAP financial measures as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effect of certain expenses and income, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate or add certain items of expense and income from cost of goods sold, total operating expense, other income (expense) and provision for (benefit from) income taxes. Management believes that this presentation is helpful to investors in evaluating the current operational and financial performance of our business and facilitates comparisons to historical results of operations. Management discloses this information along with a reconciliation of the comparable GAAP amounts to provide access to the detail and nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, including significant restructuring and impairment charges as well as certain gains on sales of assets, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.

We exclude restructuring/impairment charges, gross profit effects of capitalized profit in inventory from acquisition and acquisition contingency settlement, and gain on sale of investment, the related tax effect of these items as well as unusual discrete tax benefits or expense because we believe that they are not related directly to the underlying performance of our fundamental business operations. We exclude these measures when reviewing financial results and for business planning. Although these events are reflected in our GAAP financials, these transactions may limit the comparability of our fundamental operations with prior and future periods.

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for restructuring/impairment charges, gross profit effects of capitalized profit in inventory from acquisition and acquisition contingency settlement, and gain on sale of investment. The Company believes Adjusted EBITDA is commonly used by financial analysts and others in the industries in which the Company operates and, thus, provides useful information to investors. The Company does not intend, nor should the reader consider, Adjusted EBITDA an alternative to operating income, net income, net cash provided by operating activities or any other items calculated in accordance with GAAP. The Company’s definition of Adjusted EBITDA may not be comparable with Adjusted EBITDA as defined by other companies. Accordingly, the measurement has limitations depending on its use.

Related to Onyx, adjusted gross profit and adjusted operating income exclude the gross profit effect of capitalized profit in inventory from acquisition and unusual write-downs of inventory and accounts receivable related to an Onyx customer (“Augustine”) which was excluded from the acquisition. Adjusted EBITDA related to Onyx represents operating income before depreciation and amortization as adjusted for the gross profit effect of capitalized profit in inventory from acquisition and unusual write-downs of inventory and accounts receivable related to an Onyx customer (“Augustine”) which was excluded from the acquisition.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 113th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, and field service. The primary market classifications served are Navigation & Exploration, Defense & Security, Medical, and Complex Systems. Headquartered in Schaumburg, IL, Sparton currently has six manufacturing locations worldwide. Sparton’s Web site may be accessed at http://www.sparton.com.

Safe Harbor and Fair Disclosure Statement

Certain statements described in this press release are forward-looking statements within the scope of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect Sparton’s current views with respect to future events and are based on currently available financial, economic and competitive data and its current business plans. Actual results could vary materially depending on risks and uncertainties that may affect Sparton’s operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, Sparton’s financial performance and the implementations and results of its ongoing strategic initiatives. For a more detailed discussion of these and other risk factors, see Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in Sparton’s Form 10-K for the year ended June 30, 2012, and its other filings with the Securities and Exchange Commission. Sparton undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share amounts)

	March 31, 2013	June 30, 2012 (a)
Assets
Current Assets:
Cash and cash equivalents	$4,358	$46,950
Restricted cash	535	—
Accounts receivable, net of allowance for doubtful accounts of $236 and $146, respectively	38,366	29,618
Inventories and cost of contracts in progress, net	46,928	35,102
Deferred income taxes	2,020	2,020
Prepaid expenses and other current assets	3,784	2,054

Total current assets	95,991	115,744
Property, plant and equipment, net	28,835	14,260
Goodwill	14,903	7,472
Other intangible assets, net	11,034	1,618
Deferred income taxes — non-current	4,802	5,136
Other non-current assets	707	325

Total assets	$156,272	$144,555

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of long-term debt	$134	$131
Accounts payable	20,280	17,152
Accrued salaries and wages	7,051	5,855
Accrued health benefits	1,567	1,210
Performance based payments on customer contracts	12,270	25,836
Other accrued expenses	6,536	6,213

Total current liabilities	47,838	56,397
Pension liability — non-current portion	891	990
Long-term debt — non-current portion	14,438	1,538
Environmental remediation — non-current portion	2,896	3,142

Total liabilities	66,063	62,067
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value; 200,000 shares authorized, none issued	—	—
Common stock, $1.25 par value; 15,000,000 shares authorized, 10,222,050 and 10,105,759 shares issued and outstanding, respectively	12,778	12,632
Capital in excess of par value	20,229	19,579
Retained earnings	58,832	51,995
Accumulated other comprehensive loss	(1,630)	(1,718)

Total shareholders’ equity	90,209	82,488

Total liabilities and shareholders’ equity	$156,272	$144,555

(a)	Derived from the Company’s audited financial statements as of June 30, 2012.

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Three Months Ended		For the Nine Months Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012
Net sales	$63,880	$55,048	$178,879	$162,251
Cost of goods sold	53,838	45,887	150,216	136,010

Gross profit	10,042	9,161	28,663	26,241
Operating Expense:
Selling and administrative expenses	6,803	5,509	19,650	16,455
Internal research and development expenses	341	347	889	963
Amortization of intangible assets	609	109	984	330
Restructuring/impairment charges	—	—	—	(59)
Other operating expenses	22	26	16	74

Total operating expense, net	7,775	5,991	21,539	17,763

Operating income	2,267	3,170	7,124	8,478
Other income (expense)
Interest expense	(136)	(175)	(390)	(522)
Interest income	48	25	99	73
Gain on sale of investment	—	—	—	127
Other, net	106	113	275	346

Total other income (expense), net	18	(37)	(16)	24

Income before provision for income taxes	2,285	3,133	7,108	8,502
Provision for income taxes	802	1,128	271	3,046

Net income	$1,483	$2,005	$6,837	$5,456

Income per share of common stock:
Basic	$0.15	$0.20	$0.67	$0.53

Diluted	$0.14	$0.20	$0.67	$0.53

Weighted average shares of common stock outstanding:
Basic	10,225,012	10,055,459	10,198,454	10,204,444

Diluted	10,250,700	10,095,705	10,225,191	10,241,614

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Three Months Ended		For the Nine Months Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012
Net income	$1,483	$2,005	$6,837	$5,456
Other comprehensive income (loss) – Change in unrecognized pension costs, net of tax	30	27	88	108

Comprehensive income	$1,513	$2,032	$6,925	$5,564

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	For the Nine Months Ended
	March 31, 2013	March 31, 2012
Cash Flows from Operating Activities:
Net income	$6,837	$5,456
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,036	1,272
Deferred income tax expense	284	3,042
Pension expense	9	21
Stock-based compensation expense	862	738
Gross profit effect of capitalized profit in inventory from acquisition	566	—
Gain on sale of investment	—	(127)
Other	66	260
Changes in operating assets and liabilities:
Accounts receivable	(1,359)	(8,073)
Inventories and cost of contracts in progress	(3,405)	(500)
Prepaid expenses and other assets	(1,597)	(1,156)
Performance based payments on customer contracts	(13,566)	6,600
Accounts payable and accrued expenses	1,960	(1,097)

Net cash provided by (used in) operating activities	(6,307)	6,436
Cash Flows from Investing Activities:
Purchase of Onyx	(45,438)	—
Purchases of property, plant and equipment	(2,971)	(3,383)
Change in restricted cash	(535)	—
Proceeds from sale of property, plant and equipment	275	275
Proceeds from sale of investment	—	1,750

Net cash used in investing activities	(48,669)	(1,358)
Cash Flows from Financing Activities:
Borrowings of long-term debt	22,400	—
Repayment of long-term debt	(9,505)	(101)
Payment of debt financing costs	(445)	—
Repurchase of stock	(234)	(2,997)
Proceeds from the exercise of stock options	168	152

Net cash provided by (used in) financing activities	12,384	(2,946)

Net increase (decrease) in cash and cash equivalents	(42,592)	2,132
Cash and cash equivalents at beginning of period	46,950	24,550

Cash and cash equivalents at end of period	$4,358	$26,682

Supplemental disclosure of cash flow information:
Cash paid for interest	$368	$264
Cash paid for income taxes	$1,337	$481

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(UNAUDITED)

(Dollars in thousands, except share data)

	Nine Months Ended March 31, 2013
	Common Stock		Capital In Excess	Retained	Accumulated Other Comprehensive
	Shares	Amount	of Par Value	Earnings	Loss	Total
Balance at June 30, 2012	10,105,759	$12,632	$19,579	$51,995	$(1,718)	$82,488
Issuance of stock	159,433	199	(199)	—	—	—
Forfeiture of restricted stock	(50,530)	(63)	63	—	—	—
Repurchase of stock	(20,564)	(25)	(209)	—	—	(234)
Exercise of stock options	27,952	35	133	—	—	168
Stock-based compensation	—	—	862	—	—	862
Comprehensive income, net of tax	—	—	—	6,837	88	6,925

Balance at March 31, 2013	10,222,050	$12,778	$20,229	$58,832	$(1,630)	$90,209

	Nine Months Ended March 31, 2012
	Common Stock		Capital In Excess	Retained	Accumulated Other Comprehensive
	Shares	Amount	of Par Value	Earnings	Loss	Total
Balance at June 30, 2011	10,236,484	$12,796	$20,635	$42,487	$(871)	$75,047
Issuance of stock	160,641	201	(201)	—	—	—
Forfeiture of restricted stock	(13,290)	(17)	17	—	—	—
Repurchase of stock	(368,068)	(460)	(2,537)	—	—	(2,997)
Exercise of stock options	22,241	28	124	—	—	152
Stock-based compensation	—	—	738	—	—	738
Comprehensive income, net of tax	—	—	—	5,456	108	5,564

Balance at March 31, 2012	10,038,008	$12,548	$18,776	$47,943	$(763)	$78,504

SPARTON CORPORATION AND SUBSIDIARIES

SELECT SEGMENT INFORMATION

(UNAUDITED)

(Dollars in thousands)

Net sales:

	For the Three Months Ended March 31,			For the Nine Months Ended March 31,
SEGMENT	2013	2012	% Chg	2013	2012	% Chg
Medical	$39,139	$27,046	44.7%	$102,002	$82,533	23.6%
CS	16,482	12,812	28.6	42,888	37,921	13.1
DSS	12,918	19,363	(33.3)	47,526	53,126	(10.5)
Eliminations	(4,659)	(4,173)	11.6	(13,537)	(11,329)	19.5

Totals	$63,880	$55,048	16.0	$178,879	$162,251	10.2

Gross profit:

	For the Three Months Ended March 31,				For the Nine Months Ended March 31,
SEGMENT	2013	GP %	2012	GP %	2013	GP %	2012	GP %
Medical	$5,339	13.6%	$3,593	13.3%	$13,877	13.6%	$11,090	13.4%
CS	1,890	11.5	933	7.3	4,414	10.3	3,327	8.8
DSS	2,813	21.8	4,635	23.9	10,372	21.8	11,824	22.3

Totals	$10,042	15.7	$9,161	16.6	$28,663	16.0	$26,241	16.2

Gross profit excluding Onyx:

	For the Three Months Ended March 31,				For the Nine Months Ended March 31,
SEGMENT	2013	GP %	2012	GP %	2013	GP %	2012	GP %
Medical	$3,771	13.9%	$3,593	13.3%	$12,008	14.3%	$11,090	13.4%
CS	1,890	11.5	933	7.3	4,414	10.3	3,327	8.8
DSS	2,813	21.8	4,635	23.9	10,372	21.8	11,824	22.3

Totals	$8,474	16.3	$9,161	16.6	$26,794	16.7	$26,241	16.2

Operating income (loss):

	For the Three Months Ended March 31,				For the Nine Months Ended March 31,
SEGMENT	2013	% of Sales	2012	% of Sales	2013	% of Sales	2012	% of Sales
Medical	$2,483	6.3%	$2,035	7.5%	$6,908	6.8%	$6,254	7.6%
CS	1,203	7.3	244	1.9%	2,366	5.5%	1,187	3.1%
DSS	1,268	9.8	3,336	17.2%	5,949	12.5%	7,981	15.0%
Other Unallocated	(2,687)	—	(2,445)	—	(8,099)	—	(6,944)	—

Totals	$2,267	3.5	$3,170	5.8%	$7,124	4.0%	$8,478	5.2%

Operating income (loss) excluding Onyx:

	For the Three Months Ended March 31,				For the Nine Months Ended March 31,
SEGMENT	2013	% of Sales	2012	% of Sales	2013	% of Sales	2012	% of Sales
Medical	$2,400	8.8%	$2,035	7.5%	$7,392	8.8%	$6,254	7.6%
CS	1,203	7.3	244	1.9%	2,366	5.5%	1,187	3.1%
DSS	1,268	9.8	3,336	17.2%	5,949	12.5%	7,981	15.0%
Other Unallocated	(2,687)	—	(2,445)	—	(8,099)	—	(6,944)	—

Totals	$2,184	4.2%	$3,170	5.8%	$7,608	4.7%	$8,478	5.2%

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Three Months Ended March 31, 2013			For the Three Months Ended March 31, 2012
	GAAP	Non-GAAP Adjustments	Adjusted	GAAP	Non-GAAP Adjustments	Adjusted
Net sales	$63,880	$—	$63,880	$55,048	$—	$55,048
Cost of goods sold	53,838	—	53,838	45,887	106	45,993

Gross profit	10,042	—	10,042	9,161	(106)	9,055
Operating expense (income):
Selling and administrative expenses	6,803	—	6,803	5,509	—	5,509
Internal research and development expenses	341	—	341	347	—	347
Amortization of intangible assets	609	—	609	109	—	109
Restructuring/impairment charges	—	—	—	—	—	—
Other operating expenses	22	—	22	26	—	26

Total operating expense, net	7,775	—	7,775	5,991	—	5,991

Operating income	2,267	—	2,267	3,170	(106)	3,064
Other income (expense):
Interest expense	(136)	—	(136)	(175)	—	(175)
Interest income	48	—	48	25	—	25
Other, net	106	—	106	113	—	113

Total other income (expense), net	18	—	18	(37)	—	(37)

Income before provision for income taxes	2,285	—	2,285	3,133	(106)	3,027
Provision for income taxes	802	—	802	1,128	(38)	1,090

Net income	$1,483	$—	$1,483	$2,005	$(68)	$1,937

Income per share of common stock:
Basic	$0.15		$0.15	$0.20		$0.19

Diluted	$0.14		$0.14	$0.20		$0.19

Weighted average shares of common stock outstanding:
Basic	10,225,012		10,225,012	10,055,459		10,055,459

Diluted	10,250,700		10,250,700	10,095,705		10,095,705

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Nine Months Ended March 31, 2013			For the Nine Months Ended March 31, 2012
	GAAP	Non-GAAP Adjustments	Adjusted	GAAP	Non-GAAP Adjustments	Adjusted
Net sales	$178,879	$—	$178,879	$162,251	$—	$162,251
Cost of goods sold	150,216	(566)	149,650	136,010	106	136,116

Gross profit	28,663	566	29,229	26,241	(106)	26,135
Operating expense (income):
Selling and administrative expenses	19,650	—	19,650	16,455	—	16,455
Internal research and development expenses	889	—	889	963	—	963
Amortization of intangible assets	984	—	984	330	—	330
Restructuring/impairment charges	—	—	—	(59)	59	—
Other operating expenses	16	—	16	74	—	74

Total operating expense, net	21,539	—	21,539	17,763	59	17,822

Operating income	7,124	566	7,690	8,478	(165)	8,313
Other income (expense):
Interest expense	(390)	—	(390)	(522)	—	(522)
Interest income	99	—	99	73	—	73
Gain on sale of investment	—	—	—	127	(127)	—
Other, net	275	—	275	346	—	346

Total other income (expense), net	(16)	—	(16)	24	(127)	(103)

Income before provision for income taxes	7,108	566	7,674	8,502	(292)	8,210
Provision for income taxes	271	2,255	2,526	3,046	(105)	2,941

Net income	$6,837	$(1,689)	$5,148	$5,456	$(187)	$5,269

Income per share of common stock:
Basic	$0.67		$0.50	$0.53		$0.52

Diluted	$0.67		$0.50	$0.53		$0.51

Weighted average shares of common stock outstanding:
Basic	10,198,454		10,198,454	10,204,444		10,204,444

Diluted	10,225,191		10,225,191	10,241,614		10,241,614

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended		For the Nine Months Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012
Net income	$1,483	$2,005	$6,837	$5,456
Interest expense	136	175	390	522
Interest income	(48)	(25)	(99)	(73)
Provision for income taxes	802	1,128	271	3,046
Depreciation and amortization	1,564	441	3,036	1,272
Restructuring/impairment charges	—	—	—	(59)
Gross profit effect of capitalized profit in inventory from acquisition	—	—	566	—
Gross profit effect of acquisition contingency settlement		(106)		(106)
Gain on sale of investment	—	—	—	(127)

Adjusted EBITDA	3,937	3,618	11,001	9,931
Onyx adjusted EBITDA	1,104	—	1,562	—

Adjusted EBITDA without Onyx	$2,833	$3,618	$9,439	$9,931

% of net sales	5.5%	6.6%	5.9%	6.1%

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATION OF SELECT SEGMENT INFORMATION

(UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended March 31, 2013
	Medical	CS	DSS	Eliminations	Total
Net Sales	$39,139	$16,482	$12,918	$(4,659)	$63,880
Onyx net sales	11,974	—	—	—	11,974

Net Sales excluding Onyx	$27,165	$16,482	$12,918	$(4,659)	$51,906

	For the Nine Months Ended March 31, 2013
	Medical	CS	DSS	Eliminations	Total
Net Sales	$102,002	$42,888	$47,526	$(13,537)	$178,879
Onyx net sales	18,089	—	—	—	18,089

Net Sales excluding Onyx	$83,913	$42,888	$47,526	$(13,537)	$160,790

	For the Three Months Ended March 31, 2013
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Gross profit	$5,339	$1,890	$2,813	$—	$10,042
Onyx gross profit	1,568	—	—	—	1,568

Gross profit excluding Onyx	$3,771	$1,890	$2,813	$—	$8,474

% of sales	13.9%	11.5%	21.8%	—%	16.3%

	For the Three Months Ended March 31, 2012
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Gross profit	$3,593	$933	$4,635	$—	$9,161

% of sales	13.3%	7.3%	23.9%	—%	16.6%

	For the Nine Months Ended March 31, 2013
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Gross profit	$13,877	$4,414	$10,372	$—	$28,663
Onyx gross profit	1,869	—	—	—	1,869

Gross profit excluding Onyx	$12,008	$4,414	$10,372	$—	$26,794

% of sales	14.3%	10.3%	21.8%	—%	16.7%

	For the Nine Months Ended March 31, 2012
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Gross profit	$11,090	$3,327	$11,824	$—	$26,241

% of sales	13.4%	8.8%	22.3%	—%	16.2%

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATION OF SELECT SEGMENT INFORMATION

(UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended March 31, 2013
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income	$2,483	$1,203	$1,268	$(2,687)	$2,267
Onyx operating income	83	—	—	—	83

Operating income excluding Onyx	$2,400	$1,203	$1,268	$(2,687)	$2,184

% of sales	8.8%	7.3%	9.8%	—%	4.2%
Depreciation and amortization excluding Onyx	$161	$148	$157	$77	$543

	For the Three Months Ended March 31, 2012
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income	$2,035	$244	$3,336	$(2,445)	$3,170

% of sales	7.5%	1.9%	17.2%	—%	5.8%
Depreciation and amortization	$178	$130	$108	$25	$441

	For the Nine Months Ended March 31, 2013
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income	$6,908	$2,366	$5,949	$(8,099)	$7,124
Onyx operating loss	(484)	—	—	—	(484)

Operating income excluding Onyx	$7,392	$2,366	$5,949	$(8,099)	$7,608

% of sales	8.8%	5.5%	12.5%	—%	4.7%
Depreciation and amortization excluding Onyx	$509	$439	$454	$154	$1,556

	For the Nine Months Ended March 31, 2012
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income	$6,254	$1,187	$7,981	$(6,944)	$8,478

% of sales	7.6%	3.1%	15.0%	—%	5.2%
Depreciation and amortization	$525	$394	$303	$50	$1,272

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF PRO FORMA NON-GAAP FINANCIAL MEASURES

RELATED TO ONYX ACQUISITION

(UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended March31,				For the Nine Months Ended March 31,
	2013			2012	2013			2012
	Pre Acquisition	Post Acquisition	Total Onyx	Total Onyx	Pre Acquisition	Post Acquisition	Total Onyx	Total Onyx
Operating income (loss)	$—	$83	$83	$865	$1,581	$(484)	$1,097	$1,985
Depreciation and amortization	—	1,021	1,021	353	683	1,480	2,163	932
Gross profit effect of capitalized profit in inventory from acquisition	—	—	—	—	—	566	566	—
Augustine	—	—	—	—	—	—	—	745

Adjusted EBITDA	$—	$1,104	$1,104	$1,218	$2,264	$1,562	$3,826	$3,662

% of net sales	—%	9.2%	9.2%	8.8%	12.4%	8.6%	10.5%	9.6%

	For the Three Months Ended March 31,				For the Nine Months Ended March 31,
	2013			2012	2013			2012
	Pre Acquisition	Post Acquisition	Total Onyx	Total Onyx	Pre Acquisition	Post Acquisition	Total Onyx	Total Onyx
Gross profit	$—	$1,568	$1,568	$2,372	$3,094	$1,869	$4,963	$6,207
Gross profit effect of capitalized profit in inventory from acquisition	—	—	—	—	—	566	566	—
Augustine	—	—	—	—	—	—	—	338

Adjusted gross profit	$—	$1,568	$1,568	$2,372	$3,094	$2,435	$5,529	$6,545

% of net sales	—%	13.1%	13.1%	17.1%	17.0%	13.5%	15.2%	17.1%
Depreciation	—	505	505	353	683	792	1,475	932

	For the Three Months Ended March 31,				For the Nine Months Ended March 31,
	2013			2012	2013			2012
	Pre Acquisition	Post Acquisition	Total Onyx	Total Onyx	Pre Acquisition	Post Acquisition	Total Onyx	Total Onyx
Net sales	$—	$11,974	$11,974	$13,852	$18,198	$18,089	$36,287	$38,310
Adjusted gross profit	—	1,568	1,568	2,372	3,094	2,435	5,529	6,545
Operating expense:
Selling and administrative expenses	—	969	969	1,507	1,513	1,665	3,178	4,222
Amortization of intangible assets	—	516	516	—	—	688	688	—
Augustine	—	—	—	—	—	—	—	(407)

Total operating expense	—	1,485	1,485	1,507	1,513	2,353	3,866	3,815

Adjusted operating income	$—	$83	$83	$865	$1,581	$82	$1,663	$2,730

% of net sales	—%	0.7%	0.7%	6.2%	8.7%	0.5%	4.6%	7.1%
Depreciation and amortization	—	1,021	1,021	353	683	1,480	2,163	932